EXHIBIT 10.43

ADDENDUM TO SYSTEMS INTEGRATOR AGREEMENT

This Addendum ("Addendum") to the Systems Integrator Agreement dated June 28, 2010, as amended to date ("Agreement") is entered into and is effective as of the date of last signature below (the "Addendum Effective Date"), by and between the Cisco entity defined in the Agreement ("Cisco"), and INX, Inc. ("Reseller" or "Reseller"). All capitalized terms used but not otherwise defined in this Addendum have the meanings set forth in the Agreement.

WHEREAS Cisco and Reseller have previously entered into the Agreement in order to set forth the terms and conditions pursuant to which Reseller may purchase and/or license Cisco Services and Products; and

WHEREAS, Tidal Software LLC ("Tidal") is a wholly owned subsidiary of Cisco; and the parties desire to permit Reseller to resell certain Tidal products and services under the Agreement, on the terms of the Agreement and the additional terms in this Addendum. For purposes of this Addendum, all references to "Cisco" also include Tidal.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.  As used in this Addendum:

(a)   "Tidal Purchase Order" means a written or electronic order issued by Reseller to Cisco for Tidal Products or Tidal Services to be purchased, licensed or provided under this Addendum.

(b)   "Tidal Products" means all Tidal software and documentation, listed from time to time on Tidal's then-current price list, and may include without limitation Tidal Enterprise Scheduler (TES), Tidal Intelligent Automation (TIA), and Tidal's Horizon, Transaction Analyser and Intersperse software.

(c)   "Tidal Services" means any Tidal maintenance or technical support (as described in Tidal's standard Technical Support Policy), and any other services purchased under this Agreement and performed or to be performed by Cisco, related to Tidal Products.

(d)   "Tidal Transactional Advanced Services" means any project-related or consultancy services performed by Cisco under a Statement of Work, related to Tidal Products.

2.   Cisco Authorization Regarding Purchase and Resale of Tidal Products and Tidal Services.  Subject to the terms and conditions set forth in this Addendum, and during the term of the Agreement, Cisco authorizes Reseller to purchase and/or license Tidal Services and Tidal Products directly from Cisco (not from an Authorized Source), and to resell and/or redistribute such Tidal Services and Tidal Products directly to End Users within the Territory, solely for such End Users internal use (not for resale or redistribution). The phrase "within the Territory" means that End Users must deploy the Tidal Products and/or receive the Tidal Services within the Territory. As applicable, references in the Agreement to "Products" will also include Tidal Products; and references in the Agreement to "Services" will also include "Tidal Services." At all times, Cisco shall perform Tidal Services on Reseller's behalf. In no event will Reseller be deemed an agent of Cisco.

3.   Pricing.

(a)    Prices for Tidal Products and Tidal Services will be those specified in Tidal's then current price list (less any applicable discount agreed upon by the parties) at the time of acceptance of the Tidal Purchase Order by Cisco, or in accordance with an applicable, valid written price quotation, if any, submitted by Cisco to Reseller for such Tidal Products or Tidal Services.

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(b)   All prices are exclusive of any freight, handling and shipping insurance charges, taxes, fees and duties or other similar amounts, however designated, including without limitation value added, sales and withholding taxes which are levied or based upon the prices, charges or upon this Agreement. Reseller shall pay any taxes related to Tidal Products and Tidal Services provided pursuant to this Agreement (except for taxes based on Cisco’s revenue income) or shall present an exemption certificate acceptable to all relevant taxing authorities. Applicable taxes shall, to the extent practical, be billed as a separate item on the invoice.

(c)   Reseller is free to determine its resale prices unilaterally. Reseller understands that neither Cisco, nor any employee or representative of Cisco, may give any special treatment (favorable or unfavorable) to Reseller as a result of Reseller's selection of resale prices. No employee or representative of Cisco or anyone else has any authority to specify what Reseller's resale prices for the Tidal Products or Tidal Services must be, or to inhibit in any way, Reseller's pricing discretion with respect to such Tidal Products or Tidal Services.

(d)   Subject to Reseller’s pricing discretion outlined immediately above, Cisco and Reseller may agree that Cisco will provide additional discount to Reseller for Reseller’s Resale to one or more specific End Users. Any such agreement shall be in writing and shall specify a fixed time period during which such additional discount shall be provided. If no time limit is specified in the written agreement, the time period shall be ninety (90) days from the effective date of the written agreement or electronic confirmation regarding additional discount. If Cisco provides Reseller with such additional discount and subsequently determines that Reseller has Resold Tidal Products or Tidal Services purchased with such additional discount to End Users other than the End User identified in the written agreement, then Cisco may, in addition to all of its other rights and remedies, all of which are reserved, (i) invoice Reseller for the difference between such additional discount and Cisco's applicable list price; (ii) audit Reseller’s purchases and invoice Reseller for all reasonable costs incurred by Cisco in its performance of the audit; (iii) suspend Reseller’s access to price deviations and other Cisco sales and marketing programs; (iv) suspend shipments to Reseller; and (v) terminate this Agreement.

4.   Ordering.

(a)   Reseller shall purchase or license Tidal Products or Tidal Services by issuing a Tidal Purchase Order, signed, if requested by Cisco, or (in the case of electronic transmission) sent by its authorized representative, indicating specific Tidal Products and Tidal Services ordered and such other information that Cisco may reasonably request (e.g., Tidal Product numbers, quantity, unit price, total purchase price, shipping instructions, requested shipping dates, bill-to and ship-to addresses, tax exempt certifications, if applicable, contract reference, and identity of the End User for each Tidal Product and Tidal Service). Tidal Purchase Orders will be submitted to the address or location specified by Cisco. No contingency contained on any Tidal Purchase Order shall be binding upon Cisco. The terms of this Agreement shall apply, regardless of any additional or conflicting terms on any Tidal Purchase Order or other correspondence or documentation submitted by Reseller to Cisco, and any such additional or conflicting terms are deemed rejected by Cisco.

(b)   Cisco will use commercially reasonable efforts to provide order acknowledgement information within ten (10) business days of receipt for Tidal Purchase Orders placed on Cisco. Upon and subject to credit approval by Cisco following Cisco's receipt of any Tidal Purchase Order, Cisco will review and accept or decline all Tidal Purchase Orders within ten (10) business of receipt, and no other person is authorized to accept Tidal Purchase Orders on behalf of Cisco. Cisco may accept a Tidal Purchase Order even if some of the information required in the paragraph immediately above is missing or incomplete.

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(c)   Use of Cisco's online services are not available for submission of Tidal Purchase Orders for Tidal Products and Tidal Services. A Tidal Purchase Order for Tidal Products or Tidal Services may not include any Cisco Products or Cisco Services. However, a single Tidal Purchase Order may include both Tidal Products and Tidal Services.

(d)   All sales are final. Except as provided in Tidal's warranty statements, Cisco does not accept returns unless (i) Cisco shipped software other than as specified in the Tidal Purchase Order, (ii) such software is unopened and has not been uploaded or otherwise used, and (iii) the software is returned in accordance with Cisco's and Tidal's then-current return policy and procedures.

(e)   Cisco may in its discretion provide "temporary" software keys (e.g., for temporary, short-term access or entitlement to Tidal software) prior to payment in full for any ordered Tidal software; provided, however, in no event will Cisco be required to provide any "permanent" software keys (e.g., for longer term access or entitlement to Tidal software), until after Cisco has received payment in full for such software license.

5.            Payment. Upon and subject to credit approval by Cisco, payment terms shall be thirty (30) days from shipping or delivery date. All payments shall be made in United States dollars. If at any time Reseller is delinquent in the payment of any invoice, or is otherwise in breach of this Agreement, Cisco may, in its discretion, and without prejudice to its other rights, withhold shipment or delivery (including partial shipments or deliveries) of any order, require Reseller to prepay for further shipments or deliveries, and/or withhold the provision of Tidal Services, until complete payment has been received. Any sum not paid by Reseller when due shall bear interest from the due date until paid at a rate of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law, whichever is less. Payment will be sent to the address or location designated by Cisco, as may be changed by Cisco from time to time.

6.            Software License and Support Terms.

(a)   Notwithstanding any software license or support services terms contained in the Agreement, Cisco does not grant to Reseller under the Agreement or this Addendum any license to use any Tidal Products or Tidal Services, except for the limited, non-exclusive, non-transferable, revocable, non-sublicensable license to market and Resell the Tidal Products and Tidal Services and related documentation directly to End Users in the Territory during the term of the Agreement, as contemplated in Section 2 above.

(b)   Prior to accepting a Tidal Purchase Order from an End User for any Tidal Product, Reseller will provide to the End User an applicable Tidal Master License Agreement (in the form provided by Cisco), which sets forth, among other things, (a) the scope of the license to Tidal Products to be provided by Cisco to the End User, (b) applicable warranties for any Tidal Products, and (c) terms on which Tidal Services will be performed by Cisco for the End User. Such Master License Agreement will be entered into between Cisco and the End User, without involvement of Reseller – and will not be effective until fully executed by both Cisco and the End User.

(c)   Prior to accepting a Tidal Purchase Order from an End User for any subscription (maintenance) Tidal Services, Reseller shall ensure End User is aware of and accepts the terms and obligations set forth on Tidal's standard Technical Support Policy, as Tidal may revise in its discretion from time to time.

(d)   Reseller shall notify Cisco promptly of any breach or suspected breach of the Tidal Master License Agreement and further agrees that it will, at Cisco's request, assist Cisco in efforts to preserve Cisco's or its suppliers' intellectual property rights including pursuing an action against any breaching third parties.

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7.   Independent Transactions, Negotiations and Pricing for Cisco Versus Tidal Products and Services.  For purposes of this Section 7 only, "Cisco Products" means all Products other than Tidal Products; and "Cisco Services" means all Services other than Tidal Services. The parties understand and agree that:

(a)   The terms of this Addendum and any Tidal Purchase Order issued hereunder, have been and will be negotiated and agreed to by Reseller and Cisco personnel independently of any negotiations, agreements or understandings with respect to any Cisco Products or Cisco Services;

(b)   Reseller's obligation to pay for any Tidal Products or Tidal Services purchased under the Agreement shall not be contingent upon or otherwise subject to the delivery of any Cisco Products or Cisco Services or the performance of any obligation not directly related to the Tidal Products;

(c)   No refunds of amounts paid for Tidal Products or Tidal Services shall be payable by reason of a breach or other failure by Cisco to meet its obligations with respect to any Cisco Products or Cisco Services; and no refunds of amounts paid for Cisco Products or Cisco Services shall be payable by reason of a breach or other failure by Cisco to meet its obligations with respect to any Tidal Products or Tidal Services; and

(d)   Reseller may not set off amounts owed by Cisco with respect to Tidal Products or Tidal Services against any amounts payable by Reseller for any Cisco Products or Cisco Services and vice versa.

8.   Limited Warranty. In addition to the warranty provisions and disclaimers set forth in the Agreement, Reseller understands and agrees as follows: EXCEPT FOR THE EXPRESS WARRANTIES, IF ANY, MADE TO THE END USER AS SET FORTH IN A CISCO-PROVIDED MASTER LICENSE AGREEMENT INCLUDED WITH THE APPLICABLE TIDAL PRODUCT, CISCO MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE TIDAL PRODUCTS AND TIDAL SERVICES. CISCO DISCLAIMS AND EXCLUDES THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE TIDAL PRODUCTS OR TIDAL SERVICES OR THE MEDIA ON WHICH THEY ARE SUPPLIED OTHER THAN AS PROVIDED IN THE CISCO-PROVIDED MASTER LICENSE AGREEMENT. RESELLER SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF CISCO. CISCO DOES NOT WARRANT THE QUALITY OR PERFORMANCE OF TIDAL PRODUCTS OR TIDAL SERVICES WILL MEET RESELLER'S OR END CUSTOMER'S REQUIREMENTS, OR THAT THE OPERATION OF TIDAL PRODUCTS WILL BE OR CAN BE MADE UNINTERRUPTED OR ERROR FREE.

9.   Renewals. In addition to the terms set forth in the Agreement, prior to expiration of a Tidal Services contract: (a) Cisco may in its discretion send reminders to both Reseller and its End User(s); and (b) upon request by Cisco, Reseller will reconfirm the End User's identity (and any other information that Cisco may request regarding the expiring service contract(s)); and (c) Reseller will (i) initiate the renewal process with its End User and forward to Cisco the completed renewal with Tidal Purchase Order, or (ii) notify Cisco of Reseller’s intent to cancel Tidal Services. If, fifteen (15) days before expiration date of applicable Tidal Services, Cisco has not received a Tidal Purchase Order for the renewal, Cisco, or its authorized agents, may contact the End User to arrange for the renewal of Tidal Services either directly with Cisco or via another Cisco-authorized reseller.

10.   Tidal Transactional Advanced Services. For purposes of clarification, Reseller is authorized under this Addendum to purchase Tidal Transactional Advanced Services on the same terms and conditions as set forth on the "Exhibit for the Purchase and Resale of Cisco Transactional Advanced Services," attached to the Agreement; and all references in such Exhibit to "Transactional Advanced Services" will also refer include "Tidal Transactional Advanced Services”.

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11.   General

(a)   Entitlement. Reseller acknowledges that Cisco has the right to verify an End User's entitlement to receive Tidal Services, and that an End User is entitled to receive Tidal Services only for Tidal Products for which Reseller has paid the applicable license and support fees to Cisco. Reseller agrees to assist Cisco with enforcement of End User entitlement as necessary, including, without limitation, providing serial numbers, software keys, and/or any other relevant information to Cisco and enabling Cisco to undertake appropriate inventory review(s).

(b)   Disclosure of Contract Information. In addition to all other obligations of confidentiality, Reseller shall not disclose to any third party any of the information contained in this Addendum.

(c)   Third Party Services. Cisco reserves the right to subcontract the provision of all or part of the Tidal Services to a third party.

(d)   Indemnification. Reseller hereby agrees to indemnify and hold Cisco harmless from any claim, loss, damage or expense, including reasonable court costs and attorneys’ fees, resulting from any claim made by an End User against Cisco hereunder as a third party beneficiary or otherwise. This Section shall not limit Cisco's obligations, subject to the terms and conditions of this Agreement, to provide the Tidal Services described herein.

(e)   Except as expressly provided herein, all terms of the Agreement remain unmodified and in full force and effect.

(f)   Unless otherwise agreed upon by the parties in writing, this Addendum will terminate upon the earlier of (i) the termination or expiration of the Agreement (ii) one (1) year from the Addendum Effective Date.

(g)   To the extent there is a conflict between the specific terms of this Addendum relative only to the resale of Tidal Products and Services and the Agreement, such specific terms of this Addendum shall control.

(h)   This Addendum is the complete agreement among the parties concerning the subject matter herein and replaces any prior oral or written communications by the parties. There are no conditions, understandings, agreements, representations or warranties, express or implied, which are not specified herein

(i)   This Addendum may only be modified by a written document executed by the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed. Each party represents and warrants that its respective signatories, whose signatures appear below, are, on the date of signature, authorized to execute this Addendum.

Cisco Systems, Inc.		INX Inc.

By:	/s/ George Li	By:	/s/ Paul Klotz
Name:	George Li	Name:	Paul Klotz
Title:	Sr. Director, Finance	Title:	Vice-President, Operations
Date:	June 29, 2010	Date:	June 28, 2010

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